Exhibit 99.2

ADJUSTED EBITDA RECONCILIATION

NDCHealth Corporation and Subsidiaries

Adjusted EBITDA is defined as Operating Income before Depreciation and Amortization, and Restructuring, Special Governance and Other Charges. Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. Management believes Adjusted EBITDA is useful to investors, analysts and others because it provides a more meaningful representation of the company's performance as it excludes certain items that either do not impact the company's cash flows or which management believes are not reflective of the company's core operating results over time.

Reconciliation of Adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, for the three-month and twelve-month periods ended May 27, 2005 and May 28, 2004 is provided below. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

(In Thousands)

	Three Months Ended		Twelve Months Ended
	May 27, 2005	May 28, 2004	May 27, 2005	May 28, 2004
Operating Income	$5,765	$7,623	$33,410	$67,930
Depreciation and Amortization	9,720	9,715	39,902	35,598
Restructuring, Special Governance and Other Charges	8,640	2,771	14,977	6,068

Adjusted EBITDA	$24,125	$20,109	$88,289	$109,596